Exhibit 99.9

ENVIRONMENTAL SITE ASSESSMENT PHASE I

ARCOTRONICS
Burcote Road
TOWCESTER NORTHANTS

JULY 2007

ECOMAG for BLUE SKYE

ECOMAG Srl
Direzione Generale	Sede Legale
Centro Direzione Colleoni	Viale Vittorio Veneto, 4
Palazzo Cassiopea 3	20124 Milano - Italy
20041 Agrate Brianza Ml - Italy	Capitale Sociale € 10.400,00 i.v.
Tel. +39 039 6423.1	R.E.A. Milano 1591447
Fax +39 039 6892060	C.F. / Reg. Imprese / P. IVA 12811050157
info@ecomag-aa.it

Agrate Brianza,	July 2007
Project n°	874

Messrs BLUE SKYE S.A.R.L. 26, Rue Philippe II L-2340 LUSSEMBURGO

For the Attention of: Mr Gianluca D’avanzo

OBJECT:             Environmental site assessment phase 1 of the ARCOTRONICS industrial site located in Towcester (UK)

Dear Sirs,

In compliance with Your request, Ecomag, environmental, security and work health company of American Appraisal group, carried out an environmental site assessment phase I.

[Stamp]

INDEX

1 EXECUTIVE SUMMARY	3
2 ENVIRONMENTAL ANALYSIS	4
3 DESCRIPTION	14
4 DOCUMENTS	17
5 OBJECTIVES AND LIMITING CONDITIONS	18
6 GENERAL SERVICE CONDITIONS	19
7 CLOSING REMARKS	22

874 – Ecomag for Blue Skye-
July 2007 – Final Report

Project Data

Proj. N.:	874
Prj Manager:	Chiara Faggioni
Site Visit Technicians:	Michelangelo Longo	Ecomag’s party
Site Visit Date:	July 12th 2007
Reference person:	Michael Dowson	Arcotronics’s party

Building data

Country:	United Kingdom
County:	Northamptonshire
City:	Towcester
Address:	Burcote Road
Main Use:	Capacitors production
Building typology:	Entire building	Bdg. N.	1
Gross Area (SLP):	3,000	sqm
Owner:	Arcotronics Spa

1 EXECUTIVE SUMMARY

In the next table all costs necessary to achieve the compliance judgement have been identified and subdivided in relation with the following different activities:

•                            Documents tracing;

•                            Technical check / In depth analysis;

•                            Physical adjustment / Management activity.

For each activity, identified costs have been classified as “sure” and/or “potential”:

•                            Sure costs: related to activities considered to be necessarily carried out. In this case costs have been subdivided into short, medium or long term, according to the urgency of the quoted activity;

•                            Potential costs: related to activities which could be necessary on the basis of the results coming from the quoted “sure” activity.

ENVIRONMENTAL SITE ASSESSMENT PHASE I

EXECUTIVE SUMMARY

COUNTRY	United Kingdom
TOWN	Towcester
ADDRESS	Burcota Road

[GRAPHIC]	ADJUSTMENTS		SURE COSTS			POTENTIAL COSTS
	Adjustment typology	Description	Short Term 1st year	Medium Term 2nd-5th year	Long Term 6th-10th anno	min	MAX
ENVIRONMENTAL ASSESSMENT PHASE I
SOIL AND SUBSOIL	Physical adjustment/ Management activity

Identify proper storage areas, subdividing clearly the space between raw materials and wastes and where all liquid substances should be protected by waterproof basin and covering, in order to avoid rainwater washing away.

Є 5.000
ASBESTOS	Physical adjustment/ Management activity

We suggest planning the future removal and disposal of identified asbestos containing materials when their conditions should be deteriorated. We point out that this amount does not include the following costs: replacement, area occupancy and indirect costs.

						Є 40.000	Є 60.000
	Documents tracing	Verify the typology of the transformers [Illegible]
PCB	Technical check/ in depth analysis	If Installed transformers should be insulated with oil, in case no [Illegible] documents should be available, we suggest carrying out the oil sample and lab analysis				Є 2.500	Є 3.500
	Physical adjustment/ Management activity	On account of the analyses results, the disposal of the transformers could be necessary. The quoted cost (for [Illegible] transformer) would be charged at equal between business on site.				Є 3.000	Є 8.000

	SURE COSTS			POTENTIAL COSTS
TOTAL AMOUNT	Short Term 1st year	Medium Term 2nd-5th year	Long Term 6th-10th anno	min	MAX
	Є5.000	Є —	Є —	Є 45.500	Є 69.500

2 ENVIRONMENTAL ANALYSIS

•    WATER: COMPLIANT

Water supply

Water supply is granted through drawing from the city supply system. The connection is in common with the other users of the site. Arcotronics has its own water meter for consumption. Water is used for drinking, canteen, toilets and fire fighting. Only less than 1% of water is used for industrial processes: water is in fact used within the air compressor to grant its functionality.

Water manhole

Wastewaters

Wastewater net is linked to the neighbour’s sewer, where wastewaters produced by Arcotronics and the neighbouring factory mix together. The whole site, composed by the Arcotronics area and by the neighbours, is then connected to the Anglian Water System sewer through one discharging point, located by the entry of complex.

Analyses on wastewaters are carried out before entry into the public sewer (on the mixture of the wastewaters produced by the two neighbouring factories).

In May 2007 the complex checked its wastewaters quality: results are compliant with the Consent of Discharge issued by Anglian Water System. During inspection, it was possible to check the sewer system net distribution within the Arcotronics site, through opening the inspection wells.

The water used for the industrial process (air compressor) is treated (oil separator with carbon filter) before discharging it into sewer system. Separated oily emulsions are then disposed as special wastes.

Wastewater connection

Water treatment

Adjustments

None

•          AIR EMISSIONS: COMPLIANT

Heating system

During the site inspection, it was not possible to inspect the boiler house, since it is located on the neighbouring property (BAE System).

The boiler house comprises two boilers fed with natural gas and providing hot water to the two factories: Arcotronics and BAE System. The boilers are controlled by a Trend 945 Building Management System.

The heating system was checked from saving energy point of view by the company Carbon Trust in December 2005.

Air emissions

Following activities are present, which give origin to air emissions:

•                            Ventilations System for the building and replacement of air.

No authorizations are requested for these emission points.

Emission Points

Adjustments

None

•          SOIL AND SUBSOIL: COMPLIANT

The Arcotronics building is located inside a complex shared with the company BAE System and other activities (mainly warehouses).

The site is not located in a sensitive area in terms of groundwater resources, as these are not groundwater abstractions within a 250m radius of the site and the site is situated on a non-aquifer. Low permeability strata beneath the site would restrict the migration of contaminations (if present) and therefore groundwater is not considered to be particularly sensitive.

Past contamination

Historical maps indicate that the site was occupied by agricultural land until buildings were developed on the site in 1951. From this date, the complex was occupied by Plesseey who manufactured semiconductors, electromagnetic and electronic equipment. The number of building increased on site from the 1950s until 1970s. Since then the site has been in its current layout.

The surrounding area was green field until the early 1950s when development of residential premises was initiated.

In consequence of an environmental site assessment of phase I carried out by the neighbouring BAE Systems, some potential soil contamination sources were identified, among which the use of chemicals and solvents within the site for more then 50 years. Therefore, the complex was subject to an soil assessment during the 2000 (Phase 2 Site Investigation, project n° C4517), by Environ and some soil analyses were carried out by the near properties and by the ARCOTRONIC property;

in this last portion, the presence of chlorinated solvents was identified within the natural soil (Lias Clays) near the mixed chemical store and the old boiler house (corresponding to boreholes WS8 and WS9). According to the quoted technical report, measured values may require some localised remedial measures (i.e. soil removal), although the detected concentrations were under the respective Dutch Intervention guidelines. According to the conclusions written by Environ, the area to the rear of ARCOTRONIC’s Building, where TCE (Trichloroethane) was detected, would require delineation of the extent of contamination and may require limited shallow soil excavation. The extent of removal of soil would depend on the final development plan.

We point out that for the current use (industrial) no action is required, but some localised remediation may be required upon redevelopment for a more sensitive end-use (i.e. residential).

Underground storage tank

Not present

Other potential soil contamination sources

Raw materials are mainly consisting of metals (tin, zinc) and metallized films. Dangerous substances used within the site are mainly consisting of solvents, diluents, resins, alcohols.

The use of chemicals and acid at present is very limited since the process is mainly manual. Moreover, the few free areas around the building have a waterproof pavement, consisting of asphalt. However, we point out the presence of some tins and containers (both raw materials and wastes), not protected by safety basins and /or not covered, in different areas of the factory. Even if the pavement is consisting of asphalt and quantities are limited, the management of such tins and containers should be improved.

Tins and containers in the courtyard

Tins and containers in the courtyard

Adjustments

We suggest identifying proper storage areas, subdividing clearly the space between raw materials and wastes and where all liquid substances should be protected by waterproof basin and covering, in order to avoid rainwater washing away.

•          WASTES: COMPLIANT

Produced wastes consist of urban ones, correctly disposed through the city service; special and dangerous wastes are produced by the industrial activity.

Arcotronics manages the disposal and recycle of wastes. During the visit, documents attesting their correct management were provided. According to provided documents, following special and dangerous wastes are mainly produced within the site:

•                            Waste oil and water

•                            Used chlorinated solvents

•                            Other solvents

Processes give origin to recyclable wastes as well, such as packaging (paper and cardboards, wood, plastics), metal scraps and empty drums.

We point out that not all wastes are protected by safety basins or covering. The “physical” management within the site (storage waiting for removal and disposal) should be improved as described in the paragraph about “soil and subsoil”.

Waste storage

Identification of waste

Adjustments

None

•          ASBESTOS CONTAINING MATERIALS: COMPLIANT

According to the Control of Asbestos at Work Regulation 2002 (November 2002) the property realized what the regulation required:

•                            Undertaking a survey in order to identify whether ACMs are present in the premises and in what quantities and conditions.

•                            Presuming that materials contain asbestos unless there is strong evidence to the contrary.

•                            Making, keeping and updating a register of the location and condition of ACMs or presumed ACMs.

•                            Preparing and implementing a written plan to manage the risk from ACMs.

•                            Reviewing, monitoring and updating the plan.

•                            Providing information on the location and condition of ACMs to anyone who is liable to work on or disturb such materials.

In February 2005, AMS MANAGEMENT LTD realized a survey of asbestos materials (Report n° S1806).

Some adjustments were realized by owner that disposed some of the asbestos material, as required by law.

Panel, containing asbestos (labelled)

Factory floor, not containing asbestos

Roof, not containing asbestos

Currently present asbestos containing materials are (estimated quantity):

•                            Boarding, ground floor (160 SQM)

•                            Debris, ground floor (3 SQM)

•                            Ropes flash guards, ground floor

•                            Board lining to ceiling, ground floor, (30 SQM)

•                            Floor tiles (Brown), ground floor (25 SQM)

•                            Board panel, ground floor (1 SQM)

•                            Cement product, ground floor (12 SQM)

•                            Floor tiles, first floor (50 SQM)

•                            Boarding, first floor (5 SQM)

•                            Flash guards, first floor

Adjustments

No action is necessary in the short term. Currently, asbestos materials are correctly managed, however, we underline that on the long term asbestos will become brittle, and that it means remove and dispose the present ACM.

• Man Made Vitreous Fibres: COMPLIANT

Following materials contain man made vitreous fibres, which could be dangerous (breathable):

•                            False ceiling panels: offices about 500 sqm, warehouse about 200 sqm; all panels are in good conditions, without visible breaks

During the site inspection, it was not possible to verify the presence of insulating mattresses above the false ceiling panels. Within the building, pipelines are not insulated with fibres.

Fibres can be classified as carcinogenic materials of second or third class, according to their measures (diameter) and to the alkaline and alkaline-earth oxide content. According to their probable installation year, false ceiling panels are considered to be of the “old” dangerous typology.

False ceiling panels, first-floor

False ceiling panels, warehouse

Adjustments

No action is necessary in the short term.

Fibres installed before 2000 are considered to be of the “old” dangerous type and have to be handled accordingly.

All maintenance activities have to be limited to necessary actions and employees in charge for maintenance have to be adequately formed and informed.

•       PBC/PCT CONTAINING EQUIPMENTS: NOT DEFINABLE.

During the visit, it was not possible to inspect the transformers room (voltage transformer from medium voltage to low voltage). The transformers room is located in the neighbouring property (BAE System). Costs for ordinary or extraordinary maintenance are divided among the two factories.

No information was available about the insulation system. We suggest verifying which kind of insulation is used by the installed transformers.

Adjustments

Verify the typology of the transformers insulation.

If installed transformers should be insulated with oil, in case no pertinent documents should be available, we suggest carrying out the oil sample and lab analysis

On account of the analyses results, the disposal of the transformers could be necessary.

•       Ozone Depleting Substances: COMPLIANT

Following refreshing systems are present within the building:

•                            three split units using coolant R22 (1.5 Kg)

Refreshing system branded Fujitsu

The split units are present to refresh particular rooms: IT room and two offices (Management).

Adjustments

We point out that the use of the gas R22 is currently permitted until 2015. It is not possible to evaluate today the cost of the gas disposal and replace in 8 years.

•       Noise emissions: COMPLIANT

Arcotronics measured its noise emissions in date March 12th 2007, in 9 different points located in the direct surrounding of the building. The average of measured values is between 55 and 66 dB.

There is no grievance from the neighbours from the noise point of view.

Adjustments

None

3        DESCRIPTION

3.1     Zoning

Towcester is a small town in Northamptonshire (England) with a population of 8,856 (2001 census). The town is located roughly 9.5 miles (15 km) southwest of Northampton. Towcester is the administrative headquarters of the South Northamptonshire district.

Towcester is located upon the A5 road and is perhaps most famous for its racecourse, where many important national horse racing events are held. Also nearby to Towcester, is the Silverstone motor racing circuit.

Zoning:

3.2      Site description

The complex, Wood Burcote Industrial Estate, is located on the south-eastern outskirts of Towcester and on the eastern side of Burcote Road, and in particular Arcotronics occupies one of the buildings of complex, that in the past was a part of Plesseey factory.

There are two principal areas within the site: the built up area, composed by the subject property, the BAE Systems building and some warehouses and an outer green field zone. Arcotronics has the eastern building of the complex.

The main buildings complex comprises a series of single and two-storey buildings of brick, timber and metal clad construction. The age of the buildings varies from prewar to modern. Peripheral hardstandings surround these buildings and there are main car parks. The ground has an overall slope from east down to the west and there are several terraced banks and retaining walls to 2m high within the site. There are ribbon areas of soft landscaping within which are a number of semi-mature trees. Tree types include Weeping Willow, Cypress, Ash and Silver Birch.

External view

External view

Production hall

3.3      Site history

Historical maps indicate that the site was occupied by agricultural land until buildings were developed on the site in 1951. From this date, the site was occupied by Plesseey who manufactured semiconductors, electromagnetic and electronic equipment, the number of building increased on site from the 1950s until 1970s. Since then the site has been in its current layout.

The surrounding area was greenfield until the early 1950s when development of residential premises was initiated.

4         DOCUMENTS

All the analysed documents have been listed in the next table.

ENVIRONMENTAL DOCUMENTS

TOWN	Towcester	DISTR.	N.A.S.
ADRESS	Burcote Road, Towcester Northants NN12 6LX

ENVIRONMENTAL

Date	Type of document	Object	Attachment	Notes
14/12/2000	Technical Report	Ground Investigation report	Analysis, results, site plan	SOIL CONSULTANTS
December 2000	Technical Report	Phase 2 Site Investigation	Analysis, results, site plan	ENVIRON
12/07/2006	Consignment Note	Waste oil & Water disposal	—	—
24/04/1997	Licence	Enviromental Protection Act. 1990 Waste Management Licence	—	Licence Ref n°: 2/1996
17/08/1999	Licence	Enviromental Protection Act. 1990 Waste Management Licence	—	Licence Ref n°: 4/1996
16/07/2002	Licence	Waste extension, site licence n° D/52	—	Permit number: BK 2259
12/03/2007	Technical Report	Outside noise Emissions	—	ARCOTRONIC
17/05/2007	Analysis	Water drainage	—	ARCOTRONIC
20/12/2005	Technical Report	Assessment of initial energy saving opportunities	Analysis, results, site plan	CARBON TRUST
28/02/2005	Technical Report	Asbestos Location and Condition Survey Report	—	AMS, Report n°: S1806

5          OBJECTIVES AND LIMITING CONDITIONS

5.1                           Objectives of the analysis

Phase I Environmental Due Diligence: inspections and document analyses are carried out in order to verify that present and past activities comply with regulation and also in order to assess their possible environmental impact or contamination, without the execution of sampling, laboratory analysis, or technical tests.

During the inspection, analyses of the following were carried out:

•                            Sources of water supply;

•                            Water collection and draining system;

•                            Atmospheric emissions and the management thereof;

•                            Storage and management of special and hazardous waste materials;

•                            Potential sources of contamination of the soil and subsoil;

•                            Materials potentially containing asbestos (ACM) and the management thereof;

•                            Materials containing artificial vitreous fibers;

•                            Systems and equipment that may contain PCB/PCT synthetic oil;

•                            Materials hazardous to the ozone layer;

•                            Presence of noise emissions

5.2      Limits of the analysis

ECOMAG has chosen adequate levels and methods of analysis in order to determine the state of the property subject to inspection, with particular attention being paid to environmental liabilities.

All activities deemed appropriate and necessary for the specific circumstances of the analysis have been carried out.

The analysis is based on observing the site, analysing documents available on site or in the data room, and on information obtained from the competent authorities.

During the course of the analysis, any documents obtained that were different from those provided by the Client were not examined.

During the course of the environmental analysis, samples or analyses of materials, soil, and water were not carried out.

Therefore the possibility of additional liabilities that cannot be verified through a visual inspection or through a document analysis should not be excluded.

In cases where the documentation is not considered to be consistent with the dimensions of the property, with the activities carried out, and with the documentation required, in-depth studies aimed at keeping the property in compliance with the applicable regulations are recommended in the Conclusions.

Estimates were not obtained in order to determine the total costs of the works recommended and the costs applied are average values that have been estimated based on our experience with the type of work required.

It is the opinion of ECOMAG that the present or potential liabilities are those outlined in this report and in the relative attachments. However, it is not possible to completely exclude the presence of additional non-compliant situations in certain areas, in addition to those presented.

6                     GENERAL SERVICE CONDITIONS

6.1      Agreement

The Contract governing this engagement, including these General Service Conditions, represents the entire agreement between ECOMAG and the Client. It supersedes any prior oral or written agreement and may not be altered except by the mutual agreements of all parties thereto.

6.2      Non transferability of Contract and Credit

None of the Parties can transfer the contract to Third Parties, either in whole or in part, without prior written agreement of the other Party, as provided for by art. 1406 c.c, except in the case of conveyance of the firm.

The Client may not delegate Third Parties to make the whole payment of the compensation in favour of ECOMAG, without the written agreement of ECOMAG.

The results of the analysis may be used exclusively by the Client. Only the signed Client may rely on the results of the analysis carried out by ECOMAG.

6.3      Communication

Both parties have the right to communicate information by means of electronic media including e-mail and faxes unless such communication forms are expressly prohibited in the Contract. The Client is expected to communicate and to give information to the Client Service Team assigned by ECOMAG to this engagement. The Client shall not assume nor enlist the Client Service Team assigned by ECOMAG to any work contemplated by the Contract to have knowledge of information provided to others not part of the team.

6.4      Contingent Fees

ECOMAG’s compensation is not contingent in any way upon its opinion or conclusions or upon any subsequent event directly related to those opinions or conclusions.

The Client shall pay ECOMAG’s invoices in accordance with their stated terms.

6.5      Confidentiality

ECOMAG is obligated to maintain the confidentiality of the Client’s confidential information with the same degree of care that ECOMAG uses to keep its own materials confidential and shall not disclose it to anyone or use it for any purpose whatsoever other than the Client’s engagement except in the event that ECOMAG is legally compelled to disclose such information. Should this situation arise, ECOMAG shall provide the Client with prompt written notice so that the Client may seek a protective remedy, if available.

ECOMAG is obligated to comply with the regulations included in the new code with regards to the protection of personal information (Legislative Decree n. 196 dated 30 June 2003).

ECOMAG shall have the right to provide access to work files as required to comply with any quality or compliance audits administered by any necessary accreditation or standards organization with which its employees are associated. Any such access shall continue to be subject to the same confidence by both ECOMAG and the applicable organization.

Information shall not be treated as confidential if:

i)                            It is now or later becomes available to the public;

ii)                         At the time of disclosure to ECOMAG, the information was already in its possession;

iii)                      The information was obtained from a Third Party under no obligation of confidentiality to the Client.

ECOMAG shall have the right to include the Client’s name in its client list.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report shall be disseminated to Third Parties through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of ECOMAG.

6.6      Force Majeure

Neither the Client nor ECOMAG shall be liable for delays or for failures to perform according to the terms of the Contract due to circumstances that are beyond their individual control.

6.7      Governing Law, Jurisdiction and Venue

This Contract shall be governed exclusively by the Italian Law.

Any disputes regarding these agreements will be handled exclusively by the Italian Judge and will fall within the territorial jurisdiction of the Court of Milan.

6.8      Indemnification

The Client shall indemnify and compensate ECOMAG for any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorney fees, to which ECOMAG may become subjected in connection with this engagement, except for those judicially determined to have resulted from the negligence or intentional misconduct of ECOMAG.

ECOMAG shall indemnify and compensate the Client for any and all losses, claims, or expenses for bodily injury or property damage, in proportion to that which is caused by ECOMAG personnel or representatives during the performance of the engagement, except to the extent of the Client’s negligence.

ECOMAG’s liability to the Client shall in no event exceed the fees it receives as a result of the engagement, except to the extent determined to have resulted from the negligence or intentional misconduct of ECOMAG.

While on the Client’s premises, the personnel assigned by ECOMAG to any work contemplated by the Contract shall comply with all posted safety instructions or safety procedures requested by the Client.

6.9      Independent Contractors

ECOMAG and the Client shall operate as independent contractors with respect to each other. ECOMAG reserves the right to use subcontractors in executing the engagement. ECOMAG is an equal opportunity employer.

6.10    Matters Legal in Nature

ECOMAG has not carried out any investigation regarding the title of or any liabilities against the property appraised, nor has any examination been executed regarding cadastral, zoning, building, system, environmental, or safety characteristics though the analysis of documentation other than that supplied by the Client. ECOMAG has not obtained information and/or documents from public bodies, technical offices, or document archives, unless otherwise specified in the contract. Unless otherwise stated in the contract, ECOMAG has assumed that the owner’s claim is valid, the property rights are exercisable and transferable, and that there are no encumbrances that cannot be cleared through normal processes.

6.11    Reliance on Information Provided by the Client

ECOMAG is entitled to rely without independent verification on the accuracy and completeness of all of the information provided by the Client or its advisors upon which ECOMAG will base its conclusions, or which is simply cited in the report.

Although obtained from sources believed to be reliable, ECOMAG does not make any guarantee nor assume any responsibility regarding the truth or accuracy of any data, opinions, or estimates provided by others, unless the verification of such information is expressly stated.

6.12    Retention

Unless stipulated to the contrary in this proposal or in a subsequent written agreement, ECOMAG retains all files, documents, work papers, and other results, acquired during the course of the engagement as its property. Such materials will be retained for a maximum period of 5 years.

6.13    Standard of Performance

ECOMAG shall carry out the engagement in accordance with applicable professional standards. However, professional services usually involve judgements made in uncertain environments and based on an analysis of data that may be unverified or subject to change over time.

6.14    Limits of the Engagement

ECOMAG is only obligated to observe the conditions and speculations of the Contract regarding services specifically identified in the Contract itself and in any subsequent written agreements related to the adjustment of such services. Therefore this engagement is not applicable to any services that are not correlated, nor does it include the responsibility to update any work carried out once it has been completed.

Furthermore, ECOMAG reserves the right to refuse the provision of any additional services in any situation where it is deemed that such services may create a real or perceived conflict of interest, or in any situation where such activity may be illegal or in violation of applicable regulations or professional standards.

Should you find the parameters outlined above acceptable, we request that you send us a copy of the enclosed letter of acceptance dutifully filled out in its entirety and signed in accordance with art. 1341 and 1342 c.c.

7          CLOSING REMARKS

The present work was managed by Claudia Soravia under the check of Chiara Faggioni and performed by ECOMAG staff:

•                            Mr Ermanno Pievani

•                            Mrs Chiara Faggioni

•                            Mrs Claudia Soravia

•                            Mr Paolo Foi

•                            Mr Michelangelo Longo

ECOMAG has carried out the present engagement as an environmental consultant, and is certain that the information contained in this report is in live with the expectations of any future beneficiaries.

For any clarifications or additional information, we ask that you please feel free to contact ECOMAG at your convenience.

Best Regards,

Agrate Brianza

ECOMAG – Environmental Management

/s/ Ermanno Pievani	/s/ Chiara Faggioni
Ermanno Pievani	Chiara Faggioni
Technical Manager	Engagement Manager